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                                                            EXHIBIT NO. 99.1(f)

                               MFS SERIES TRUST X


                            MFS MULTI CAP GROWTH FUND


         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated January 2, 2002, as amended, (the "Declaration"), of MFS Series Trust X (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Multi Cap Growth Fund, a series of the Trust, has been terminated.
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         IN WITNESS WHEREOF, the undersigned have executed this certificate this
1st day of May, 2002

JOHN W. BALLEN
----------------------------           ----------------------------
John W. Ballen                         Kevin R. Parke
8 Orchard Road                         33 Liberty Street
Southborough MA  01772                 Concord MA  01742


LAWRENCE H. COHN                       LAWRENCE T. PERERA
----------------------------           ----------------------------
Lawrence H. Cohn                       Lawrence T. Perera
45 Singletree Road                     18 Marlborough Street
Chestnut Hill MA  02167                Boston MA  02116


SIR J. DAVID GIBBONS                   WILLIAM J. POORVU
----------------------------           ----------------------------
Sir J. David Gibbons                   William J. Poorvu
"Leeward"                              975 Memorial Drive  Apt. 710
5 Leeside Drive                        Cambridge MA  02138
"Point Shares"
Pembroke,  Bermuda  HM  05


WILLIAM R. GUTOW
----------------------------           ----------------------------
William R. Gutow                       Jeffrey L. Shames
3 Rue Dulac                            38 Lake Avenue
Dallas TX  75230                       Newton MA  02459


J. ATWOOD IVES                         J. DALE SHERRATT
----------------------------           ----------------------------
J. Atwood Ives                         J. Dale Sherratt
17 West Cedar Street                   86 Farm Road
Boston MA  02108                       Sherborn MA  01770


ABBY M. O'NEILL                        ELAINE R. SMITH
----------------------------           ----------------------------
Abby M. O'Neill                        Elaine R. Smith
200 Sunset Road                        75 Scotch Pine Road
Oyster Bay NY  11771                   Weston MA  02493


                                       WARD SMITH
                                       ----------------------------
                                       Ward Smith
                                       36080 Shaker Blvd.
                                       Hunting Valley OH  44022